INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of BBH Fund, Inc. on Form N-14 of our reports, dated December 20, 2002, appearing in the annual reports of BBH International Fund, BBH European Equity Fund and BBH Pacific Basin Equity Fund for the year ended October 31, 2002.

/s/ Deloitte & Touche LLP

December 10, 2003
Boston, Massachusetts